EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated September 21, 2001, incorporated by reference in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 2001.



/s/ Deloitte & Touche LLP

Little Rock, Arkansas
September 27, 2001